UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2009

KLA-TENCOR CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (408) 875-3000

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Amendment to 2004 Equity Incentive Plan

On October 8, 2009, the Board of Directors of KLA-Tencor Corporation (the “Company”) approved an amendment to Section 3 of the Company’s 2004 Equity Incentive Plan (the “Plan”) so that such section now provides that (a) shares of the Company’s common stock (“Shares”) that are withheld by the Company in satisfaction of applicable withholding taxes upon the issuance, vesting or settlement of equity awards under the Plan will, going forward, no longer be available for future issuance under the Plan and (b) upon the exercise of a stock appreciation right settled in Shares, the gross number of shares covered by the portion of the stock appreciation right award so exercised (and not merely the net number of Shares actually issued upon such exercise) will cease to be available under the Plan.

At the Company’s Annual Meeting of Stockholders to be held on November 4, 2009, the Company’s stockholders will have the opportunity to vote whether to approve the amended and restated Plan, as amended as described above, and its material terms.

The preceding description is qualified in its entirety by reference to the Company’s amended and restated 2004 Equity Incentive Plan, which is filed as Exhibit 10.46 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

10.46	2004 Equity Incentive Plan (as amended and restated)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date:	October 8, 2009	By:	/S/ BRIAN M. MARTIN
		Name:	Brian M. Martin
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.46	2004 Equity Incentive Plan (as amended and restated)